COMMERCIAL LEASE

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT, INCLUDING THE SPECIFIC AND GENERAL TERMS DESCRIBED BELOW. IF NOT UNDERSTOOD, LANDLORD(S) AND TENANT(S) ARE ADVISED TO SEEK THE ADVICE OF COMPETENT LEGAL COUNSEL.

SPECIFIC TERMS

PARTIES: The parties to this Commercial Lease are WILLIAM & LORNA KUNEY, RALPH KUNEY hereinafter known as "Landlord" and VAL HOLMS dba BAKKEN RESOURCES, INC. hereinafter known as "Tenant".

LEASED PROPERTY: The Leased Property is described as follows:
1425 BIRCH ST. SUITE A, HELENA, MT 59601

The Tenant hereby agrees to lease the Leased Property pursuant to the Specific Terms and General Terms as set out in this Commercial Lease.

TERM: This Commercial Lease shall begin on VMH December 1st ~~November 12~~, 2010, at which time Tenant shall be entitled to possession of the Leased Property and shall terminate on VMH ~~11/16/2015~~, ~~11/16/~~, unless renewed as otherwise provided in this Commercial Lease. 12/01/2015 12/01/2015 VMH

RENT: The Tenant agrees to pay Landlord, as rent, the amounts set out as follows:

Monthly Rent	$ 1,600.00, on the 1 day of each month, commencing ______ ; ______.
First Month's Rent	$ 1,600.00, upon entry into this Commercial Lease.
Last Month's Rent	$ ______, upon entry into this Commercial Lease.
Performance Deposit	$ 800.00, upon entry into this Commercial Lease.
Common Area Maintenance "CAM"	☐ yes, equal to N/A % of the total CAM charges.
Taxes	☐ yes; ☐ no; ☐ included in CAM
Hazard Insurance	☐ yes; ☐ no; ☐ included in CAM
Late Charge	$ 25.00 or N/A % of the Monthly Rent, if the Monthly Rent is not paid in full by the 5 day of each month.

Returned Check Fee	$ 30.00 for any returned check.
Other LATE RENT	Describe: LATE CHARGE OF $15.00/DAY FOR EVERY DAY THAT THE RENT IS PAST DUE AFTER THE 5TH DAY OF EACH MONTH

RENEWAL: Provided that Tenant is not in default in the performance of the terms, conditions and/or covenants of this Commercial Lease, Tenant shall have the option to extend the term of this Commercial Lease for ☒ one additional term of 5 years or ☐ _____ additional terms of _____ years, by giving written notice to Landlord not later than 60 days prior to the expiration of the term or renewal term, as provided above.

COST OF LIVING INCREASES: The monthly rent, as set out above, shall be increased in the manner and at the times indicated as follows:

☐ No Increase	☐ per the Costs of Living increase Paragraph in the General Terms, to be increased every 1 years
☒ Other (describe manner and timing of increases) RENT WILL INCREASE $200 PER YEAR CONSECTIVELY ON SIGNING DATE DURING THE FIVE YEAR TERM OF THE LEASE. YR1 RENT:$1600;YR2 RENT:$1,800; YR3 RENT:$2,000; YR4 RENT:$2,200 YR5 $2,400	

UTILITIES: The utilities provided to the Leased Property and checked below are the obligation of the Tenant. Tenant shall contract with and pay the utility provider directly for the indicated utilities.

☐ Sewer / Septic	☐ Public Water	☐ Private Water	☒ Telephone
☒ Gas	☒ Electric	☒ Internet Access	☐ Cable
☒ Other/Exclusions TENANTS SHALL BE RESPONSIBLE FOR ANY COSTS ASSOCIATED EXTRA PHONE LINES, CONNECTION FEES FOR UTILITIES, PHONES, CABLE AND INTERNET, SIGNAGE.			

Landlord shall contract with and pay the utility provider directly for any utilities provided to the Leased Premises and not checked above and not included in the CAM.

MAINTENANCE: The maintenance items checked below are the obligation of the Tenant. Tenant shall either accomplish these maintenance items or contract with and pay the service provider directly for the indicated maintenance item.

☒ Interior Maintenance	☐ Exterior Maintenance	☒ Janitorial	☐ Glass Repair and Maintenance

©MONTANA ASSOCIATION OF REALTORS®
Commercial Lease, March 2006

RIC /
Landlord's Initials

VMH /
Tenant's Initials

Produced with ZipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com

☐ Parking Area Maintenance	☐ Snow Removal	☐ Landscaping	☐ Heating, Air Conditioning and Ventilation

☒ Other/Exclusions TENANT WILL BE RESPONSIBLE FOR MAINTAINING SNOW REMOVAL ON FRONT SIDEWALK AT FRONT DOOR OF SUITE A.TENANT AT TENANTS EXPENSE WILL HAVE THE CARPETS PROFESSIONALLY CLEANED ONCE PER YEAR AND UPON VACATING SUITE A.

Landlord shall provide any maintenance to the Leased Premises that is not checked above and not included in the CAM.

PARKING: Tenant is entitled to 3 UNDESIGNATED parking spaces at the monthly cost of $ -0- .

USE OF LEASED PROPERTY: Tenant shall occupy and use the Leased Property for the purpose of OFFICE SPACE: TENANT WILL HAVE OPTION TO SUBLET OFFICE SPACE IN SUITE A WITH PRIOR WRITTEN PREMISSION TO THE LANDLORD AND LANDLORDS WRITTEN APPROVAL. .

LIABILITY INSURANCE. The minimum amount of liability insurance coverage to be carried by the Tenant, at the Tenant's expense, is $ 1,000,000.00 , and such liability insurance shall name Landlord as additional insured.

DEFAULT: The time periods for notices of default, the terms of which are more specifically described in the General Terms, are as follows:

Failure to pay rent or monies payable by tenant to landlord when due	TEN days
Any other term, condition or covenant to be kept or performed by the tenant (other than the payment of rent or monies)	TEN days

MOLD DISCLOSURE: There are many types of mold. Inhabitable properties are not, and cannot be, constructed to exclude mold. Moisture is one of the most significant factors contributing to mold growth. Information about controlling mold growth may be available from your county extension agent or health department. Certain strains of mold may cause damage to property and may adversely affect the health of susceptible persons, including allergic reactions that may include skin, eye, nose, and throat irritation. Certain strains of mold may cause infections, particularly in individuals with suppressed immune systems. Some experts contend that certain strains of mold may cause serious and even life-threatening diseases. However, experts do not agree about the nature and extent of the health problems caused by mold or about the level of mold exposure that may cause health problems. The Centers for Disease Control and Prevention is studying the link between mold and serious health conditions. The seller, landlord, seller's agent, buyer's agent, or property manager cannot and does not represent or warrant the absence of mold. It is the buyer's or tenant's obligation to determine whether a mold problem is present. To do so, the buyer or tenant should hire a qualified inspector and make any contract to purchase, rent, or lease contingent upon the results of that inspection. A seller, landlord, seller's agent, buyer's agent, or property manager who provides this mold disclosure statement, provides for the disclosure of any prior testing and any subsequent mitigation or treatment for mold, and discloses any knowledge of mold is not liable in any action based on the presence of or propensity for mold in a building that is subject to any contract to purchase, rent, or lease.

The Owner, Landlord, and/or Property Manager disclose that they have knowledge that the building or buildings on the property have mold present in them. This disclosure is made in recognition that all inhabitable properties contain mold, as defined by the Montana Mold Disclosure Act (any mold, fungus, mildew or spores). The Owner, Landlord, and/or Property Manager are not representing that a significant mold problem exists or does not exist on the property, as such a determination may only be made by a qualified inspector.

©MONTANA ASSOCIATION OF REALTORS®

RIC
Landlord's Initials

VMH
Tenant's Initials

Produced with ZipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com

If Owner/Landlord knows a building located on the property has been tested for mold, Owner/Landlord has previously provided or with this Disclosure provides the Tenant a copy of the results of that test (if available) and evidence of any subsequent mitigation or treatment.

The undersigned Tenant acknowledges receipt of this Disclosure, the test results (if available) and evidence of subsequent mitigation or treatment. The undersigned Tenant agrees that it is their responsibility to hire a qualified inspector to determine if a significant mold problem exists or does not exist on the property. They further, acknowledge that the Owner, Landlord, and/or Property Manger, who have provided this Disclosure, are not liable for any action based on the presence of or propensity for mold in the property. The parties hereto, all agree that the transaction contemplated by this document may be conducted by electronic means in accordance with the Montana Uniform Electronic Act.

☐ Attached is a Methamphetamine Disclosure Notice

NOTICE: The mailing address of both parties to this Commercial Lease, for payment of rents and all notice purposes are as follows:

Landlord	Tenant
1425 BIRCH ST. SUITE E OR 400 N. .	470 HOLMS GULCH RD. HELENA. MT 59601
CALIFORNIA. HELENA. MT 59601	

SPECIAL PROVISIONS: IN CASE OF AN EMERGENCY OR THE PHONE/LINES GO DOWN: LANDLORD SHALL HAVE 24 HR ACCESS TO SUITE A: WITHOUT NOTICE: TENANT SHALL FURNISH LANDLORD WITH ALARM CODE AND CODE WORD.
SHOULD CURRENT TENANTS VACATE PRIOR TO THE 60DAYS HOLMS ENERGY MAY TAKE POSSESSION

licensees identified hereafter have been involved in this transaction in the capacities indicated below and the parties have previously received the required statutory disclosures setting forth the licensees duties and the limits of their obligations to each party. The parties further agree that the term "seller's agent" is synonymous with the term "landlord's agent" and the term "buyer's agent" is synonymous with the term "tenant's agent". "buyer's agent" is synonymous with the term "tenant's agent".

DAVID A. LEMM of LEMM REAL ESTATE, LLC.
(name of licensee) (name of brokerage company)
is acting as ☐ seller's agent ☐ buyer's agent ☒ dual agent ☐ statutory broker

DAVID A. LEMM of LEMM REAL ESTATE, LLC.
(name of licensee) (name of brokerage company)
is acting as ☐ seller's agent ☐ buyer's agent ☒ dual agent ☐ statutory broker

CONCLUSION: The parties to this Commercial Lease hereby agree to the Specific Terms, as set forth above, and further understand and agree that the General Terms contained on the following pages and in any addendums here to are an integral part of this Commercial Lease.

12/01/10	/
Tenant Signature Date	Landlord Signature Date
VAL HOLMS dba BAKKEN RESOURCES	WILLIAM & LORNA KUNEY
/	/
Tenant Signature Date	Landlord Signature Date
INC.	RALPH KUNEY

IT IS UNDERSTOOD THAT THE GENERAL TERMS CONTAINED IN THE PAGES THAT FOLLOW THIS PAGE ARE AN INTEGRAL PART OF THIS COMMERCIAL LEASE.

NOTE: Unless otherwise expressly stated the term "Days" means calendar days and not business days. Business days are defined as all days as except Sundays and holidays. Any performance which is required to be completed on a Saturday, Sunday or a holiday can be performed on the next business day.

GENERAL TERMS

RENT: Rent is payable in advance or on or before 5:00 p.m. on the day indicated on for each calendar month to Landlord at the address indicated in the Specific Terms of this Commercial Lease, or at such other place as may be designated by Landlord from time to time. Acceptance of rent does not constitute a waiver of prior Tenant default. All payments made by Tenant shall apply first to the oldest sums due and owing under the terms of this Commercial Lease. All sums due under the terms of this lease shall be deemed additional rent and paid and collected as such.

RENEWALS: Any renewal of this Commercial Lease permitted under the Specific Terms shall be on the same terms and conditions as are provided this Commercial Lease and at the same rent as was last being paid by Landlord, prior to renewal, being further subject to all Cost of Living Adjustments as provided for herein.

COST OF LIVING INCREASES: If the Cost of Living Increases is selected in the Specific Terms, at the times as set out in the Specific Terms of this Commercial Lease the Monthly Rent shall be increased to reflect any increase in the cost of living based upon the increase in the U.S. Consumer Price Index for All Urban Consumers, as published by the Bureau of Labor Statistics for the metropolitan area closest in proximity to the Leased Property (the "CPI"). The increase shall be calculated as follows:

> The Initial Monthly Rent called for in this Commercial Lease, multiplied by the CPI for most current month before the adjustment is to take effect, divided by the CPI for the month that this Commercial Lease commenced shall equal the increased Monthly Rent.

In no event shall the Monthly Rent be decreased under the terms of this section.

LATE CHARGE: In the event rent is not paid by the date set out in the Specific Terms of this Commercial Lease, a late charge in the amount set forth in the Specific Terms shall arise. The late charge period is not a grace period and Landlord is entitled to pursue the remedies provided herein if rent is not paid when due. All late fees shall be deemed additional rent for the rental month and shall be paid and collected as such.

RETURNED CHECKS: In the event any payment, made by check, to the Landlord by Tenant is returned unpaid, whether because of lack of funds, closed account, stop payment or otherwise, the Tenant's payment shall not be considered made until such funds are made good. In addition Tenant shall pay the Returned Check Fee set out in the Specific Terms of this Commercial Lease and from that time forward all payments must be in the form of a cashier's check or money order.

PERFORMANCE DEPOSIT: To insure that Tenant will fully and faithfully perform all duties and obligations required of the Tenant as set forth in this Commercial Lease, during its term, Tenant shall tender to Landlord concurrent with the execution of this Commercial Lease, a performance deposit in the amount as set out in the Specific Terms. Tenant

agrees that Landlord shall hold such funds in Landlord's own account and utilize such funds for satisfying Tenant's performance obligations under the term of this Commercial Lease. Tenant specifically authorizes Landlord to apply such portion of the performance deposit as Landlord deems necessary and at such time as Landlord may deem appropriate to offset any delinquent rents, satisfy any liens or attachments levied against the Leased Property as a result of judgments, liens or encumbrances incurred by Tenant, or to satisfy any other performance required of Tenant. In the event Landlord elects to apply from the performance deposit sums to cure any existing or potential default of Tenant, the default shall not be deemed cured or satisfied by the application of funds from the performance deposit and will not be deemed cured or satisfied until the amount of the performance deposit has been restored to its original balance.

COMMERCIAL LEASE: The parties agree and acknowledge that this Commercial Lease is a commercial lease and as such the rights and obligations of the parties are as set forth herein, and neither the provisions of the Montana Residential Landlord and Tenant Act of 1977 as amended, nor the Residential Tenants Security Deposits Act are applicable to the parties' rights and obligations as set forth under this Commercial Lease.

USE: Tenant shall occupy and use the Leased Property for the purposes as described in the Specific Terms. Tenant shall not use nor permit the Leased Property to be used for any purpose other than that set forth in the Specific Terms. To the extent that Tenant's use of the Leased Property causes an increase in the premiums for hazard insurance maintained by the Landlord on the Leased Property, the Tenant shall pay for such increased cost. Tenant further covenants and agrees to observe and comply promptly and completely with all statutes, ordinances, rules, orders, regulations, and requirements of Federal, State, County and City governments regulating the use by the Tenant of the Leased Property. The restrictions set forth in this paragraph shall extend to all agents and employees of Tenant. Further, Tenant shall not use or occupy the Leased Property in any manner which interferes with or disturbs the lawful use and occupancy of the adjacent premises or tenants.

MAINTENANCE: In the Specific Terms, where it refers to Exterior Maintenance, it specifically includes maintenance of the exterior walls of the building in which the Leased Property is located, its roof, foundation and sidewalks, but does not include repair and maintenance to glass, maintenance of parking areas and snow removal, which are separately addressed. In the Specific Terms, where it refers to Interior Maintenance, it specifically includes maintenance of interior walls, ceilings, and flooring of the Leased Property, plumbing, and electrical systems serving the Leased Property, fixtures located in the Leased Property, but does not include repair and maintenance to glass, maintenance of parking areas and snow removal, which are separately addressed. Regardless of which party is required to maintain a specific item, if damage occurs to such item so as to ordinarily require repair or maintenance by one party, but such damage is caused by the negligence or fault of the other party, the other party shall repair the same in a good, satisfactory and workmanlike manner at his sole expense.

ANIMALS / PETS: Unless otherwise provided herein, no animals will be brought on the

Leased Property by Tenant or guest at any time other than guide dogs assisting a handicapped person.

RULES AND REGULATIONS: Landlord may adopt such reasonable written rules and regulations as it deems appropriate for the use and occupancy of the Leased Property. Landlord shall provide copies of such rules and regulations to the Tenant upon entry into this Commercial Lease and shall further provide the Tenant with copies of any amendments to such rules and regulations. Tenant shall comply with all reasonable written rules and regulations adopted by the Landlord.

ORDINANCES AND STATUTES: Tenant shall comply with all applicable statutes, ordinances, and requirements of all municipal, county, state, and federal authorities and with any applicable private restrictive covenants regarding the use of the Leased Property.

HAZARDOUS MATERIALS: Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Leased Property by Tenant, Tenant's agents, employees, contractors or invitees, other than such materials typically used, stored, generated or disposed of in the normal course of operation of a business or operation as described in the "use" paragraphs of this Commercial Lease, provided such use, storage, generation and disposal is in compliance with all applicable federal, state and local statutes, laws, regulations and ordinances. If Hazardous Substances are used, stored, generated or disposed of on or in the Leased Property except as permitted above, or if the Leased Property becomes contaminated at any time after the possession date in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Leased Property, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the term of this Commercial Lease and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any hazardous substance on the Leased Property and such results in contamination, Tenant shall promptly, at Tenant's sole expense, take any and all necessary action to return the Leased Property to the condition existing prior to the presence of any such hazardous substance on the Leased Property. Tenant shall first obtain Landlord's approval for any such remedial action. As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive, and which is regulated by any local government, the State of Montana, or the United States Government. "Hazardous Substance" includes any and all materials or substances which are defined as "hazardous waste," "extremely hazardous waste," or "hazardous substance," pursuant to state, federal or local governmental law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphinyls ("PCBs") and petroleum.

PARKING: Tenant is entitled to the number of parking spaces for the cost, as indicated in

the Specific Terms. The cost of parking, if any, shall be considered a part of and paid along with the Monthly Rent. Such parking shall be used for parking of licensed, operating motor vehicles only. No parking is permitted for trailers, boats, campers, buses or trucks larger than one-ton. Landlord may assign parking spaces, and upon doing so the Tenant, Tenant's employees, guests and invitee's shall limit their parking to such assigned spaces. Vehicles leaking fluids shall not be parked in the parking spaces and no mechanical work (other than emergency repairs) or storage of unlicensed or inoperable vehicles is permitted.

ASSIGNMENT AND SUBLETTING: Tenant will not assign their interest in this Commercial Lease or sublet any portion of the Leased Property without prior written consent of the Landlord. If Tenant is a corporation, partnership, limited liability company or some other business or legal entity, Tenant shall not change in the ownership of the Tenant so as to add or remove one or more of Tenant's owners as of the date of this Commercial Lease, without the prior written consent of Landlord.

ALTERATIONS: Tenant acknowledges that no representations as to the condition or repair of the Leased Property, nor as to Landlord's intentions with respect to any improvements, alteration, decoration or repair of the Leased Property, have been made to Tenant, unless provided in this Commercial Lease. Tenant shall not make any alterations on or additions to the Leased Property nor make any contract therefor without prior written consent of the Landlord. Further, Tenant will not place or cause to be placed or maintained on any interior or exterior door, wall or window of the Leased Property any sign, awning, canopy, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass, window or door of the Leased Property without prior written consent of the Landlord. All alterations, additions, and improvements made by Tenant to or upon the Leased Property (except signs, cases, counters, or trade fixtures which shall remain the property of Tenant and be removed by Tenant upon termination of this Lease) shall at once, when made or installed, be deemed to have attached to the Leased Property and to have become the property of the Landlord. However, if prior to termination of this Lease, Landlord so directs, by written notice to Tenant, Tenant shall, prior to termination, remove all such alterations, additions and improvements which were placed in the Leased Property by the Tenant and which became the property of the Landlord pursuant to this provision and which are designated in said notice; and further, Tenant shall repair any damage occasioned by such removal, and in default thereof, Landlord may effect said removals and repairs at Tenant's expense.

INSPECTIONS: Except in emergencies, Landlord shall give Tenant a twenty-four (24) hour notice of intent to enter the Leased Property at a reasonable time for the purpose including but not limited to, inspections, to make repairs or alterations, to supply services or exhibit the Leased Property to potential tenants, purchasers, mortgagees, owners or workmen. Tenant shall not deny Landlord or Landlord's inspectors access to the Leased Property. Nor shall Tenant cause the Leased Property to be re-keyed without the prior written consent of the Landlord and without providing Landlord copies of any new keys.

LIABILITY INSURANCE: Landlord shall not be liable to Tenant, nor insure Tenant, for any

personal injury or property damage caused by the act or omission of any other Tenant or third party, or by any criminal act or activity, war, riot, insurrection, fire or act of God. Further, Tenant shall hold Landlord free and harmless from all claims, damages, suits, or causes of action resulting from injuries to persons or property and arising in connection with Tenant's operations on the Leased Property or common areas adjacent thereto. Tenant shall carry, maintain and deposit proof with the Landlord of public liability insurance in such form and with such companies as shall be satisfactory to Landlord, insuring Landlord as his/her interest may appear against liability in the minimum amount as stated in the Specific Terms of this Commercial Lease.

HAZARD INSURANCE: Landlord will obtain and maintain insurance on the structure housing the Leased Property for purposes of hazards, fire or other casualty in such amounts, with such insurers as Landlord deems appropriate. In the event the Specific Terms call for the Tenant to pay for such hazard insurance (other than as part of the CAM), the Tenant shall pay to the Landlord the amount of the hazard insurance premium on or before 15 days before it is due. The hazard insurance to be obtained by the Landlord does not provide any protection to Tenant either for interruption of business, loss of the structure, or loss of any tenant improvements, trade fixtures, merchandise or other personal property. To the extent that Tenant wishes to be protected from loss due to interruption of business, loss of the structure, or loss of any tenant improvements, trade fixtures, merchandise or other personal property, Tenant shall obtain and maintain at Tenant's sole expense such additional insurance coverage as Tenant may desire.

ABSENCES: Tenant shall notify Landlord of any anticipated absence of greater than seven (7) days or such absence will be considered abandonment of the Leased Property and Landlord may reenter and re-rent the Leased Property.

DEFAULT: Tenant agrees that each of the terms of this Commercial Lease and of the Landlord's Rules and Regulations, if any, constitutes an independent condition of Tenant's right to possession of the Leased Property. If the rent or monies payable by Tenant to Landlord due under the terms of this Commercial Lease, or any part thereof, shall remain unpaid for the period of time as set out in the Specific Terms after written notice is given by Landlord to Tenant, or if any other term, condition or covenant of this Commercial Lease to be kept or performed by the Tenant (other than the payment of rent or monies) shall be violated or neglected and shall remain so for the period of time as set out in the Specific Terms after written notice thereof to the Tenant by Landlord, then the Tenant does hereby authorize and fully empower the Landlord to re-enter and take possession of the Leased Property immediately without any previous notice of intention to re-enter and remove all persons and their property therefrom and to use such force and assistance in effecting and perfecting such removal as the Landlord may deem advisable to recover at once full and exclusive possession of all of the Leased Property, whether the Leased Property be in possession of the Tenant or of third persons, or whether the Leased Property be vacant. The Landlord may, however, at his option, at any time after such default or violation of condition or covenant, re-enter and take possession of the Leased Property without such re-entering working a forfeiture of the rents to be paid and the covenants to be kept and performed by such Tenant for the full term of this Lease. In such case, the Landlord may

re-let the Leased Property for Tenant's account and may make such repairs, alterations and additions in or to the Leased Property as Tenant was obligated to make but had failed to make during Tenant's occupancy, and Tenant shall, upon demand, pay the cost thereof together with Landlord's expense of the re-letting. If the consideration collected by Landlord upon any such re-letting for Tenant's account is not sufficient to pay monthly the full amount of the rent reserved in this Commercial Lease together with costs of such repairs, alterations, and additions permitted under this paragraph and Landlord's expenses, Tenant shall pay to the Landlord the amount of each monthly deficiency on demand, and if the consideration so collected from such re-letting is more than sufficient to pay the full amount of the rent reserved herein, Landlord may retain the same and Landlord, at the end of the stated term of the Lease, shall account for the surplus to Tenant.

ABANDONED PERSONAL PROPERTY: Upon termination of tenancy, if the Tenant fails to remove personal property from the Leased Property, Landlord agrees to give Tenant fifteen (15) days notice, at Tenant's last known address, of the date Landlord intends to dispose of said property either by sale or destruction, if property is not removed by Tenant.

VACATING PRIOR TO TERMINATION: Tenant's obligations under the terms of this Commercial Lease shall not cease upon surrender of Leased Property. Such obligations shall continue until this Commercial Lease expires.

TERMINATION OF TENANCY: Upon termination of tenancy, Tenant shall return Leased Property to Landlord in as good condition and repair as when received, ordinary wear and tear excepted, and free of all Tenant's personal property, Tenant's fixtures, trash and debris.

KEYS: Tenant is responsible for the cost of re-keying, if all keys are not returned upon vacating. Tenant acknowledges that locks may not have been changed prior to taking occupancy. Tenant has the option of requesting that the Landlord re-key the Leased Property at Tenant expense.

DAMAGE/DESTRUCTION: In the event the Leased Property shall be damaged by any casualty, Landlord shall repair such damage and put the Leased Property in good condition as soon as reasonably possible. Tenant shall be entitled to an equitable abatement of the Monthly Rent during the reconstruction period. Notwithstanding any other provisions of this paragraph to the contrary, if more than 75% of the value of the Leased Property is at any time destroyed or the Leased Property is condemned, then Landlord may at his election and upon notice to Tenant within 30 days after such damage, terminate this Commercial Lease as of the date of such damage.

HOLDOVER: Should the Landlord permit the Tenant to holdover the Leased Property or any part thereof after the expiration of the term of this Commercial Lease, unless renewed as provided for herein, then, and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only and shall in no event be construed as a renewal of this Commercial Lease and all provisions of this Commercial Lease, not inconsistent with a tenancy from month-to-month, shall remain in full force and effect.

During the month-to-month tenancy, Tenant agrees to give to Landlord thirty (30) days prior written notice of Tenant's intent to vacate. Tenant agrees to vacate upon thirty (30) days written notice from the Landlord.

ESTOPPEL: Tenant shall execute and return to Landlord any estoppel certificates delivered to Tenant by Landlord or Landlord's agent, within 3 days after its receipt. The estoppel certificate shall acknowledge that this Commercial Lease is unmodified and in full force, or in full force as modified, and state the modifications. Failure to comply with this requirement: (i) shall be deemed Tenant's acknowledgment that the tenancy statement is true and correct, and may be relied upon by a prospective lender or purchaser; and (ii) may be treated by Landlord as a material breach of this Commercial Lease. Tenant shall also prepare, execute, and deliver to Landlord any financial statement (which will be held in confidence) reasonably requested by a prospective lender or buyer.

LANDLORD'S TRANSFER: Tenant agrees that the transferee of Landlord's interest in the Leased Property shall be substituted as Landlord under this Commercial Lease. Landlord will be released of any further obligation to Tenant regarding any deposits transferred to the transferee. For all other obligations under this Commercial Lease, Landlord is released of any further liability to Tenant, upon Landlord's transfer.

SUBORDINATION: This Commercial Lease shall be subordinate to all existing liens and at Landlord's option, the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the Premises are a part, and to any advances made on the security of the Premises, and to all renewals, modifications, consolidations, replacements, and extensions. However, as to the lien of any deed of trust or mortgage entered into after execution of this Commercial Lease, Tenant's right to quiet possession of the Leased Property shall not be disturbed if Tenant is not in default and so long as Tenant pays the Rent and observes and performs all of the provisions of this Commercial Lease, unless the Commercial Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground Landlord elects to have this Commercial Lease placed in a security position prior to the lien of a mortgage, deed of trust, or ground lease, and gives written notice to Tenant, this Commercial Lease shall be deemed prior to that mortgage, deed of trust, or ground lease, or the date of recording.

COMMON AREA MAINTENANCE (CAM): If so indicated in the Specific Terms, Tenant agrees to pay a proportionate share of the Landlord's estimated monthly common area maintenance costs (CAM), including but not limited to costs for maintenance of common areas, utility and service costs, janitorial costs, snow removal, insurance, real estate taxes, and any other cost or expense related to maintenance or operation of the common areas. Tenant's share of the CAM shall equal the percentage as stated in the Specific Terms. The Tenant's share of the CAM shall be paid at the same time and with the Monthly Rent otherwise due from the Tenant. On an annual basis the Landlord shall reconcile the actual cost of the CAM for the preceding year, and to extent the CAM paid by the Tenant exceeded the actual cost of the CAM the Tenant's CAM for the following twelve months shall be reduced, and to the extent the CAM paid by the Tenant was less than the actual cost of the CAM, the Tenant's CAM for the following twelve months shall be increased to adjust for the discrepancy.

DISCLAIMER: The parties agree that the real estate licensees identified in the Specific Terms do not guarantee the condition or permitted uses of the Leased Property, the ability of either party to perform under the terms of this Commercial Lease, nor any representations made by either party or any third party. The parties are further aware that the real estate licensees identified in the Specific Terms have not conducted an expert inspection or analysis of the Leased Property or its condition and make no representations to the Tenant as to its condition, do not assure that the Leased Property will be satisfactory to the Tenant in all respects, that all equipment will operate properly or that the Property and/or improvements or intended uses comply with current building and zoning codes. These real estate licensees ARE NOT building inspectors, building contractors, structural engineers, electricians, plumbers, sanitarians, septic or cesspool experts, well drillers or well experts, land surveyors, civil engineers, flood plain or water drainage experts, roofing contractors or roofing experts, accountants, attorneys, or title examiners, or experts in identifying hazardous waste and/or toxic materials.

WAIVER OF DEFAULT: Landlord's failure to require strict compliance with the conditions of this Commercial Lease or to exercise any right provided for herein, shall not be deemed a waiver of such default, nor limit Landlord's rights with respect to that, or any subsequent default.

SEVERABILITY: If a part of this Commercial Lease is invalid, all valid parts that are severable from the invalid part shall remain in effect. If part of this Commercial Lease is invalid in one or more of its applications, the part remains in effect in all valid applications that are severable from the invalid applications.

NOTICES: Unless otherwise provided, any notice required to give pursuant to the terms of this Commercial Lease, may be given personally or by mailing the same, postage prepaid, certified to the party to receive the notice at the address stated in the Specific Terms of this Commercial Lease or at such other places as may be designated in writing by the parties from time to time. Notice will be deemed effective three (3) days after mailing or upon personal delivery.

TIME: Time is of the essence to the terms of this Commercial Lease.

ATTORNEY'S FEES: In any action brought by the Tenant or Landlord to enforce any of the terms of this Commercial Lease, the prevailing party in such action shall be entitled to such reasonable attorney fees and costs as the court or arbitrator shall determine just.

ENTIRE AGREEMENT: The foregoing, Specific Terms and General Terms constitute the entire agreement between the parties and supersedes any oral or written representation or agreements that may have been made by either party. Further, Tenant has relied solely on their own judgment, experience and expertise in entering into this Commercial Lease.